SCHEDULE AND FORM OF
                         PROPERTY MANAGEMENT AGREEMENTS
                                     BETWEEN
                         MONTGOMERY REALTY GROUP, INC.,
                                       AND
                 DIVERSIFIED INVESTMENT & MANAGEMENT CORPORATION


         On February 6, 2006, Montgomery Realty Group, Inc. ("Montgomery") entered into property management contracts with Diversified Investment & Management Corporation for the following properties:

                  1. Glen Oaks Apartment Complex located at 1007 East Rundberg Lane, Austin, Texas; the fair market value used in section 2.1 of the agreement is Three Million Seven Hundred Twenty Thousand Dollars ($3,720,000).

                  2. Ashdale Gardens Apartment Complex located at 2450 Ashdale Drive, Austin, Texas; the fair market value used in section 2.1 of the agreement is Two Million Ninety Thousand Dollars ($2,090,000).

                  3. London Square Apartment Complex located at 2400 Town Lake Circle, Austin Texas; the fair market value used in section 2.1 of the agreement is is Three Million Three Hundred Thousand Dollars ($3,300,000).

         A form of the Property Management Contract follows:

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                          PROPERTY MANAGEMENT CONTRACT
                                       FOR
                           [______________] APARTMENTS
                                  AUSTIN, TEXAS

         THIS PROPERTY MANAGEMENT CONTRACT (hereinafter "Contact") is made effective this 7th day of July 2005 by and between MONTGOMERY REALTY GROUP, INC., a Nevada Corporation (hereinafter "Owner"), having principal place of business at 400 Oyster Point Boulevard, Suite 415, South San Francisco, California 94080, and DIVERSIFIED INVESTMENT & MANAGEMENT CORPORATION (hereinafter "Manager"), a duly organized California corporation, having is principal place of business at 400 Oyster Point Boulevard, Suite 415, South San Francisco, California 94080 and its Regional Office located at 2101 Burton Drive, Austin, Texas.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, Owner and Manager agree as follows:

         1. Appointment of Manager. Owner hereby appoints Manager as the exclusive representative of Owner to manage and operate the [________] Apartment Complex (hereinafter "Property"), owned by Owner and located at [______________], City of Austin, County of Travis, State of Texas.

         2. Compensation of Manager. The fees set forth in subsection 2.1 below shall not apply to any Owner who, on the effective date, has Two Hundred Fifty Million Dollars ($250,000,000) or more in real estate asset currently under management with Manager.

                  2.1 Owner shall pay to Manager, prior to the close of the calendar year within which this Contract becomes effective, a fee based upon the following rate scale:

                    Fair Market Value          Start-Up Fees
                    -----------------          -------------

                    Start-Ups                  $     00.0
                    $0 - $10,000,000           $10,000.00 per million
                    Over $10,000,000           $ 1,000.00 per million

The fair market value of this Property is [_____________] ($[_________]) and the start-up fee is Zero Dollars ($0.0).

                  2.2 Manager shall receive a management fee of three percent (3%) of all income generated from the Property, together with reimbursement for all payroll and third party ependitures. In the event Manager employs a cooperating broker to rent part or all of the Property, the fee of Manager shall be increased to cover the fee of the cooperating broker to the extent of the participation of the cooperating broker in such activity, but in no event, shall the total fee be more than six percent (6%) of the gross rent to be derived from the Property, unless otherwise previously approved by Owner.

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         3. Payments to Owner. Manager shall remit to Owner, at monthly intervals, the check of Manager for the net amount due Owner. A sum to be determined by Manager, with the approval of Owner, shall be retained by Manager for the account of Owner as a reserve for the payment of secured indebtedness, including, but not limited to, taxes, licenses, insurance, repairs, and other expenses that my be anticipated, but are not due at the time of the remittance to Owner.

         4. Authority and Powers of Manager. Owner hereby grants Manager the following authority and powers and agrees to assume the expenses in connection therewith:

                  4.1 Manager shall use due diligence to attract and retain lessees of the Property.

                  4.2 Manager shall take reasonable steps to collect all rent due, or enforce collection thereof, and shall perform all reasonable acts on behalf and for the protection of Owner in the collection of such amounts.

                  4.3 Manager shall:

                           (a) sign, renew, and/or cancel eases for such space or units;

                           (b) collect rents due or to become due and give receipts therefore;

                           (c) terminate tenancies and sign and serve in the name of Owner such notices as are appropriate;

                           (d)      institute and prosecute action;

                           (e) evict tenants and recover possession of space or units;

                           (f) sue for and recover, in the name of Owner, rents and other sums due; and

                           (g) when expedient, with Owner's prior approval, settle, compromise, and release such actions or suits or reinstate such tenancies.

                  4.4 Manager shall manage the Property according to sound commercial practices.

                  4.5 Manger, acting in Owner's name, shall take such actions as may be necessary to enforce all warranties given in connection with construction of the Property or with manufacture items included therein. Owner shall furnish all necessary documents pursuant to the enforcement of these warranties.

                  4.6 Manager shall employ, direct, control, and discharge all persons performing regular services on the premises. All such persons shall be employees of Manager.

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                  4.7 Manager shall advertise the availability for rental of space or units of the Property and to display "for rent" or "for lease" signs thereon.

                  4.8 Manager, in its own name, shall make contracts for electricity, gas, fuel, water, telephone, window cleaning, trash or rubbish hauling, and other services or such of them as Manager shall deem advisable. Manager agrees that all purchase and service contracts will be entered into at the most favorable prices and terms available and that such prices and terms shall unsure solely for the benefit of Owner. Manager shall be under a duty to secure for the credit to Owner any discount, commissions, or rebated obtainable as a result of such contracts.

                  4.9 Subject to the prior written approval of Owner, Manager may (a) establish tenant qualifications; (b) determine the dollar amount of security deposits and the dollar amount of cleaning deposition; (c) approve credit standing; and (d) determine the form of rental agreement to be executed by tenants.

                  4.10 Manager shall maintain and repair the Property in accordance with sound management practices and local codes. Such maintenance and repair shall include, without limitation, cleaning, painting, decorating, plumbing, carpentry, grounds care, and such other maintenance and repair work as may be necessary, subject to any limitation imposed by Owner in addition to those contained herein.

                  4.11 Incident to such maintenance and repair, the following provisions will apply:

                           (a)      Special attention will be given to
                                    preventative maintenance. To the greatest extent feasible, the services of regular maintenance employees will be used.

                           (b) Subject to Owner's prior approval, Manager will contract with qualified independent contractors for the maintenance and repair of air conditioning systems and for extraordinary repairs beyond the capability of regular maintenance employees.

                           (c) Manager will systematically and promptly receive and investigate all service requests from tenants, take such actions thereon as may be justified, and keep records of same. Emergency requests will be received and services on an around-the-clock basis. Complaints of a serious nature will be reported to Owner after investigation.

                           (d) Manager is authorized to purchase all materials, equipment, tools, appliances, supplies, and services necessary for proper maintenance and repair.

                  4.12 Notwithstanding any of the foregoing provisions, the prior approval of Owner will be required for any expenditure that exceeds Ten Thousand Dollars ($10,000) in any one instance for labor, materials, or

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otherwise in connection with the maintenance and repair of the Property, except for recurring expenses within the limits of the operation budget or emergency repairs involving manifest danger to persons or property, or expenses required to avoid suspension of any necessary service to the Property. In the latter event, Manager will inform Owner of the facts as promptly as possible.

                  4.13 Manager shall obtain contracts materials, supplies, utilities, and services on the most advantageous terms to the Property, and is authorized to solicit bids, either forma or informal, for those items that can be obtained from more than on source. Manager will secure and credit to Owner all discounts, rebates, or commissions obtainable with respect to purchases, service contracts, and all other transactions on Owner's behalf.

                  4.14 Manager will take such actions as may be necessary to comply promptly with any and all governmental orders or other requirements affecting the Property, whether imposed by federal, state, county, or local authority. Nevertheless, Manager shall take no such action so long as Owner is contesting or has affirmed its intention to contest any such order or requirement. Manager will notify Owner in writing of all notices of such orders or other requirement within forty-eight (48) hours from the time of their receipt.

                  4.15 Manager will furnish, at its own expense, a fidelity bond in the principal sum of One Million Dollars ($1,000,000) to protect Owner against misapplication of income from the Property by Manager or any employee of Manager. The terms and conditions of the bond, and the surety thereon, will be subject to approval of Owner.

                  4.16 From the rental proceeds, Manager shall (a) pay for advertising; (b) pay all common area utility, repair, maintenance, and service bills; (c) pay salaries of persons employed at the Property; (d) purchase supplies; and (e) cause to be made and pay for such maintenance, repairs, and alteration as may be required for proper operation of the Property.

                  4.17 Manager shall service all loans and mortgages on the Property, pay all applicable real estate and personal property taxes, licenses, fees, and payroll taxes, and maintain payroll records and make all necessary returns required by law.

                  4.18 Manager shall, at all times during the term hereof, maintain a real estate broker's license in conformity with the laws of the State of Texas.

                  4.19 Maintenance of an occupancy rate of not less than ninety-five percent (95%).

                  4.20 Development of janitorial schedules and the supervision of janitorial personnel to insure proper cleanliness and maintenance of, including, but not limited to, common areas, sidewalks, parking lots, and grounds.

                  4.21 Writing or taking work or service requests for minor repairs and maintenance of, including, but not limited to, units, commons areas, structures, and grounds.

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                  4.22 Assignment of such work orders to maintenance personnel with follow-up sufficient to insure proper cleanliness and maintenance to the Property.

                  4.23 Frequent inspection of grounds, parking lots and areas, common areas, and apartments for proper cleanliness and maintenance of the Property.

                  4.24 Keep in inventory of all capital and non-capital items of personal property that have a value of one dollar ($1) or more. Such listing shall include description, model and serial numbers where applicable, value, condition, and location on the Property.

                  4.25 Establish and maintain a bookkeeping system on an accrual basis that includes a journal, ledger, and rent roll control systems. Such system should be adjusted to the needs of a certified public accountant for the yearly audits.

         5. Records and Reports. Manager shall be responsible for records and reports as follows:

                  5.1 Manager shall establish and maintain a comprehensive system of records, books, and accounts in a manner satisfactory to Owner. All records, books, and accounts will be subject examination at reasonable hours by any authorized representative of Owner.

                  5.2 With respect to each fiscal year ending during the term of this Contract, Manager will cause an annual financial report to be prepared by a certified public accountant or other person acceptable to Owner, based upon the preparer's examination of the books and records of Owner and manager. This report will be prepared in accordance with the directives of Owner, will be certified by the preparer and the Manager, and will be submitted to Owner within forty-five (45) days after the end of the fiscal year. Compensation for the preparer's services will be paid out of the rental income as an expense of the Property

                  5.3 Manager shall prepare a quarterly report comparing actual and budgeted fires for receipts and disbursements and will submit each such report to Owner with thirty (30) days after the end of the quarter covered.

                  5.4 Manager shall furnish such information (including occupancy reports) as may be requested by Owner from time to time with respect to the financial, physical, or operational condition of the Property.

                  5.5 By the eleventh (11th) day of each month, Manager shall furnish Owner with an itemized list of all delinquent accounts, including, but not limited to, rental accounts, as of the tenth (10th) day of each month.

                  5.6 By the fifth (5th) day of each month, Manager will furnish Owner with (a) statement of receipts and disbursements during the previous month; (b) a schedule of accounts receivable and payable; and (c) reconciled bank statement for the rental income account as of the end of the previous month.

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                  5.7 Except as otherwise provide for in this Contract, all
bookkeeping, clerical, and other management overhead expenses (including, but not limited to, costs of office supplies and equipment, data processing service, postage, facsimiles, transportation for managerial personnel, and telephone services) will be borne by Manager out of its own pocket and will not be treated as Property expenses.

                  5.8 Manager shall furnish Owner and Owner's certified public accountant(s) with a monthly profit and loss statement, a monthly vacancy report, and a monthly rental delinquency report showing delinquencies in payment, listed tenant by tenant. Manager shall also furnish Owner with an annual profit and loss statement at the end of each fiscal year the term of this Contract, which reports will be certified by Manager's independent certified public accountant(s).

         6. Accounting and Accounts. Any and all accounting requirements are to be performed by Manager as follows:

                  6.1 Accounting Statements. Manager shall maintain books of account of all receipts and disbursements incurred in management of the Property, which records shall be open to inspection by Owner, or his/its agent, at all reasonable times. Manager shall render monthly statement so Owner showing all receipts and disbursements.

                  6.2 Bank Accounts. Manager shall establish and maintain in a financial institution, which is insured by the Federal Deposit Insurance Corporation, a separate account for the deposit of rental income. Manager shall have the authority to draw on this account for any payments that Manager must make to discharge any liabilities or obligations incurred pursuant to this Contract and for the payment of the fee of Manager. All such payments shall be subject to the limitations of this Contract.

                  6.3 Bank Deposits. Manager shall establish in a Texas financial institution, which is insured by the Federal Deposit Insurance Corporation, a separate account bearing interest at money market rates for the deposit of any security required of tenants.

         7. Insurance and Taxes.

                  7.1 Owner shall inform Manager of insurance to be carried with respect to the Property and its operations. Manager shall cause such insurance to be procured and kept in effect at all times. Manager shall pay premiums out of the rental income from the Property, and the premiums will be treated as operating expenses. All insurance will be placed with such companies, on such conditions, in such amounts, and with such beneficial interests appearing thereon, as shall be acceptable to Owner, and shall be otherwise inconformity with the mortgage or deed of trust encumbering the Property. It is provided, however, that such insurance will include public liability coverage with Manager designated as an insured, in amounts acceptable to Manager, as well as Owner.

                  7.2 Manager will investigate and furnish Owner with full reports as to all accidents, claims, and potential claims for damage relating to the Property, and will cooperate with Owner's insurers in connection therewith.

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                  7.3 Manager, as Owner's broker, will survey, recommend and, on the approval of the recommendations, place agreed upon insurance coverage for the property. As the insurance broker, manager will be responsible for offering Owner insurance coverage normally available for the Property involved, with reliable companies, as well as expediting loss adjustments and maintaining records of insurance requirements of tenants. In addition, Manager will act on behalf of Owner in attempting to conclude claims or disputes with insurance companies. An engineering inspection for the safety and protection of Owner's Property shall be arranged whenever possible with the insurance carrier, at to cost to Owner. Owner agrees to consider all reasonable recommendations as a result of the inspection to minimize both the cost of insurance and the possibility of bodily injury, property damage, and loss of rental income.

                  7.4 Manager shall be responsible for maintaining workers' compensation insurance and fidelity bonds covering its personnel who are engage in the operation of the Property. Manger shall at all times on behalf of Owner maintain public liability insurance in the minimum amount of One Million Dollars ($1,000,000) for any single occurrence of bodily injury or property damage.

                  7.5 Manager shall pay real property taxes and other taxes levied and assessed against the Property. Manager shall withhold from gross revenues an amount equal to the estimated annual taxes and pay such taxes from this reserve prior to delinquency.

         8. Pass-Through Expenses. Manager shall make timely payment of all taxes, insurance, repairs, and maintenance, together with all common area utilities and other expenses and shall maintain true and accurate books and records relating to all items disbursed. Manager shall, as soon as permissible pursuant to each lease, pass-through all expenses, which are reimbursable by said tenant pursuant to said tenant's lease. In addition to the pass-through expense items, Manager shall pass-through to tenant, to the extent permitted by said tenant's lease, all general and administrative expenses of Manager which are reimbursable by tenant pursuant to tenant's lease. To the extent an expense cannot be passed through, Montgomery shall timely reimburse Manager.

         9. No Encumbrances. Manager shall not execute or file for record any instrument that imposes a restriction on selling, leasing, or occupying the Property.

         10. Reimbursement of Manager. Owner shall reimburse Manager for the amount of any charges paid by Manager and required for proper operation of the Property, if necessary funds are not available to Manager from revenues received for the Property, or are not otherwise made available by Owner.

         11. Indemnification of Owner. Subject to the limitation set forth below, Manager shall indemnify Owner against all liability of any nature whatsoever in connection with management and operation of the Property, and against all liability for injury or death of employees, or any other persons, resulting directly for the management and operation of the Property. This

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section shall not impose any obligation on manager to indemnify Owner against the willful misconduct or negligent acts or omissions of Owner or the Manger(s) or employees of Owner.

         12. Subordination and Attornment.

                  12.1 Without the necessity of any additional document being executed by Manager for the purpose of effecting a subordination and at the election of Owner or any beneficiary under a deed of trust with a lien on the building containing the Leased Premises, this Lease shall be subject and subordinate at all times to the lien of any deed of trust which may now exist or hereafter be executed in any amount for which said building is security. Manager covenants and agrees to execute and deliver, upon demand by Owner and in the form requested by Owner, any additional documents evidencing the priority or subordination of this Lease with respect to any such deed of trust.

                  12.2 In the event that any deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Manager, at the option of the successor-in-interest to Owner, shall, notwithstanding any prior subordination of this Lease, attorn to and become the Manager of such successor-in-interest; provided, however, that in the event of such attornment, either Manager or Owner's successor in interest shall have the right, but not the obligation, to terminate this contract upon thirty (30) days written notice to the other party.

         13. Liens.

                  13.1 Manager agrees to keep all of the Leased Premises and every part thereof and all buildings and other improvements within which the same are located free and clear of and from any and all mechanic's, materialmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished to be used in or about the Leased Premises to or on the order of Manager, and Manager shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based within ten (10) days after learning of the existence thereof and Manager shall save and hold Owner and all of the Leased Premises and all buildings and improvements within which the same are contained free and harmless of and from any and all such liens and claims of liens and suits or other proceedings arising out of materials or services furnished to or on the order of Manager. Manager agrees to give Owner written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvement, installation or repair costing in excess of One Thousand Dollars ($1,000.00) in order that Owner may post appropriate notices of Owner's non-responsibility, and, further, to secure, at Manager's sole cost and expense, a bond indemnifying and releasing Owner and the Leased Premises from the effect of all aforesaid liens, with corporate surety, and in form satisfactory to Owner.

         14. Terms and Termination. The term of the Contract shall commence on the effective date as set forth on page one (1) and shall end on December 31, 2010, unless sooner terminated by Owner. Termination of this Contract may be effected at any time by Owner with a thirty (30) day prior written notice. If the underlying Property is sold or transferred to another entity which is owned or controlled by Owner, this Contract shall continue and shall inure to the benefit of said new Owner. Except as provided in Section 12, this Contract shall terminate if the Property is sold to an unrelated party.

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         15. Notice. Any notice required by this Contract shall be delivered by certified mail, addressed to Owner at 400 Oyster Point Boulevard, Suite 415, South San Francisco, California 94080, and addressed to Manager at 400 Oyster Point Boulevard, Suite 415, South San Francisco, California 94080.

         16. Attorney's Fees. In the event of any suit, controversy, claim, or dispute between Owner and Manager arising out of or relating to performance or breach of this Contract, the prevailing party shall be entitled to recover reasonable expenses, attorneys' fees, and costs.

         17. Entirety; Alteration; Binding Effect. This Contract is entire. The parties may not alter, amend, or modify it except by an instrument in writing, executed by both Owner and Manager. It includes all representations of every kind and nature made by either party to the other, and shall be binding on the successors and assigns of the parties.

                               OWNER:

                               MONTGOMERY REALTY GROUP, INC.



                               By:_________________________________
                                  Mr. Dinesh Maniar
                                  President


                               MANAGER:

                               DIVERSIFIED INVESTMENT & MANAGEMENT CORPORATION


                               By:_________________________________
                                  James T. Graeb, Esq.
                                  Its:  Vice President

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